                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12

                          UNIVERSAL DISPLAY CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   1. Title of each class of securities to which transaction applies:
      __________________________________________________________________________

   2. Aggregate number of securities to which transaction applies:
      __________________________________________________________________________

   3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      __________________________________________________________________________

   4. Proposed maximum aggregate value of transaction:
      __________________________________________________________________________

   5. Total fee paid:
      __________________________________________________________________________

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1. Amount previously paid:
      __________________________________________________________________________

   2. Form, Schedule or Registration Statement No.:
      __________________________________________________________________________

   3. Filing Party:
      __________________________________________________________________________

   4. Date Filed:
      __________________________________________________________________________

                         UNIVERSAL DISPLAY CORPORATION
                             375 Phillips Boulevard
                            Ewing, New Jersey 08618
                              --------------------

                 NOTICE OF 2003 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 26, 2003
                              --------------------

Dear Shareholders:

   You are cordially invited to attend our 2003 Annual Meeting of Shareholders on June 26, 2003, at 4:00 p.m., Eastern Time, at the Holiday Inn - City Line Avenue, 4100 Presidential Boulevard, Philadelphia, Pennsylvania 19131. We are holding the meeting to:

   (1) Elect seven members of our Board of Directors to hold one-year terms;

   (2) Consider and vote on a proposal to amend and restate our Stock Option Plan to:

      o authorize the issuance of stock awards, stock appreciation rights and performance units, in addition to the incentive and nonqualified stock options currently authorized for issuance under the plan;

      o increase from 3,800,000 to 4,600,000 the number of shares of our common stock authorized for issuance under the plan;

      o revise the provisions of the plan relating to the exercise of options in response to Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits loans to directors and executive officers; and

      o otherwise update the plan to ensure compliance with existing Federal laws and regulations; and

   (3) Transact any other business that may properly come before the shareholders at the meeting.

   If you owned shares of our common stock at the close of business on April 17, 2003, you may attend and vote at the meeting. If you cannot attend the meeting, you may vote by mailing the enclosed proxy card in its accompanying postage-paid envelope. Any shareholder attending the meeting may vote in person, even if you have already returned a proxy card. A list of shareholders eligible to vote at the meeting will be available for review at the meeting and during our regular business hours at our headquarters in Ewing, New Jersey for the 10 days prior to the meeting for any purpose related to the meeting.

   We look forward to seeing you at the meeting.

                            Sincerely,


                            /s/    Sidney D. Rosenblatt
                            --------------------------------------------------
                            Sidney D. Rosenblatt
                            Executive Vice President, Chief Financial Officer,
                               Treasurer and Secretary

Ewing, New Jersey
April 28, 2003


--------------------------------------------------------------------------------
As promptly as possible, please complete, sign, date and return the enclosed proxy card in the postage-paid return envelope provided. Please fill out and return the proxy card whether or not you expect to attend the annual meeting in person. If you attend the annual meeting, you may revoke your proxy and vote your shares in person.
--------------------------------------------------------------------------------

                         UNIVERSAL DISPLAY CORPORATION
                             375 Phillips Boulevard
                            Ewing, New Jersey 08618


                            ________________________

            PROXY STATEMENT FOR 2003 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 26, 2003
                            ________________________

                    INFORMATION CONCERNING THIS SOLICITATION

   The Board of Directors of Universal Display Corporation (the "Company") is soliciting proxies for the 2003 Annual Meeting of Shareholders to be held on June 26, 2003, at 4:00 p.m., Eastern Time, at the Holiday Inn -- City Line Avenue, 4100 Presidential Boulevard, Philadelphia, Pennsylvania 19131 (the "Annual Meeting"). This proxy statement contains important information for shareholders to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

   At the Annual Meeting, shareholders of the Company will be asked to vote upon:

   (1) the election of seven members of the Company's Board of Directors;

   (2) a proposal to amend and restate the Company's Stock Option Plan to

       o authorize the issuance of stock awards, stock appreciation rights and performance units, in addition to the incentive and nonqualified stock options currently authorized for issuance under the plan;

       o increase from 3,800,000 to 4,600,000 the number of shares of Common Stock authorized for issuance under the plan;

       o revise the provisions of the plan relating to the exercise of options in response to Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits loans to directors and executive officers; and

       o otherwise update the plan to ensure compliance with existing Federal laws and regulations; and

   (3) such other business as may properly come before the shareholders at the Annual Meeting.

   Voting materials, which include the proxy statement, a proxy card and the Company's Annual Report for 2002, will be mailed to shareholders on or about April 28, 2003. The Company will pay the expenses of this solicitation. In addition to solicitation by mail, proxies may be solicited by telephone or in person by some officers, directors and regular employees of the Company who will not be specially engaged or compensated for such services. The Company also will request banks, brokers and other nominees, custodians and fiduciaries to send proxy materials to beneficial owners and will reimburse such persons for reasonable expenses incurred in that regard.

   The Company's principal executive offices are located at 375 Phillips Boulevard, Ewing, New Jersey 08618. The Company's general telephone number is
(609) 671-0980.

                          VOTING AT THE ANNUAL MEETING

   The Board of Directors has set April 17, 2003 as the record date for the Annual Meeting (the "Record Date"). As of the Record Date, there were outstanding for the Company: 21,864,003 shares of Common Stock; 200,000 shares of Series A Nonconvertible Preferred Stock; and 150,000 shares of Series B Convertible Preferred Stock. Each holder of the Company's Common Stock or Series A Nonconvertible Preferred Stock is entitled to one vote per share on all matters to be voted on at the Annual Meeting. Holders of the Series B Convertible Preferred Stock are entitled to a total of 246,809 votes on each matter to be voted on at the Annual Meeting, this being one vote for each share of the Company's Common Stock into which the Series B Convertible Preferred Stock is convertible on the Record Date. Holders of the Company's Common Stock, Series A Nonconvertible Preferred Stock and Series B Convertible Preferred Stock vote together as a single class on all matters.

   Only shareholders of record as of the close of business on the Record Date may attend and vote at the Annual Meeting. The presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes that all shareholders are entitled to cast on a particular matter to be acted upon at the Annual Meeting will constitute a quorum for purposes of that matter. Shareholders of record who are present at the Annual Meeting, in person or by proxy, will be considered present for quorum purposes, whether or not they abstain from voting or fail to vote on any particular matter. Thus, shares held by brokers that have not received instructions from their customers on one or more matters, and that have so notified the Company on a proxy form in accordance with industry practice or have otherwise advised the Company that they lack voting authority with respect to such matters (referred to in this proxy statement as "uninstructed shares"), will be considered present for quorum purposes with respect to such matters. Votes that could have been cast on the matter in question by brokers with respect to uninstructed shares if they had received their customers' instructions are referred to in this proxy statement as "broker non-votes."

   The persons named in the enclosed proxy will vote the shares represented by each properly executed proxy as directed therein. In the absence of such direction on a properly executed proxy card, the persons named in the enclosed proxy will vote FOR the persons nominated by the Board of Directors for election as directors and FOR the proposal to amend and restate the Stock Option Plan for the Company. As to other items of business that may properly be presented at the Annual Meeting for action, the persons named in the enclosed proxy will vote the shares represented by the proxy in accordance with their best judgment.

   A shareholder may revoke his or her proxy at any time before its exercise by giving written notice of such revocation to the Secretary of the Company. In addition, a shareholder who gives such notice of revocation and attends the Annual Meeting in person may vote by ballot at the Annual Meeting.

   The preliminary voting results will be announced at the Annual Meeting. The final results will be published in the Company's quarterly report on Form 10-Q for the quarter ending on June 30, 2003.

   Your proxy vote is important. Please complete, sign and return the accompanying proxy whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from that person or entity assigning you the right to vote your shares of Common Stock.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

   The Board of Directors has fixed the number of directors at seven, all of whom are to be elected at the Annual Meeting. Each director elected will serve until the Company's 2004 annual meeting of shareholders and such time as a successor has been selected and qualified, or until the director's earlier death, resignation or removal. Each nominee has consented to being nominated and to serve if elected. If any nominee should subsequently decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall be determined by them in accordance with their best judgment.

   Pursuant to the Company's Amended and Restated Articles of Incorporation, the holders of the Company's Series A Nonconvertible Preferred Stock have been entitled, since the Company's initial public offering in 1996, to nominate and elect two of the members of the Board of Directors. The holders of the Series A Nonconvertible Preferred Stock have waived this right with respect to each past election of directors, and have again waived this right with respect to the election of directors at the Annual Meeting.

   All nominees are presently directors of the Company whose terms expire at the Annual Meeting. The nominees for election are as follows:

                       NOMINEES FOR ELECTION AS DIRECTORS



                                                                         Year First Became Director,
Name of Director                             Age                     Principal Occupations and Certain Directorships
----------------
                                             ----    -------------------------------------------------------------------------------
Sherwin I. Seligsohn .....................    67    Mr. Seligsohn has been Chairman of the Board and Chief Executive Officer of the
                                                    Company since the Company's inception. He founded and was President of the
                                                    Company until May 1996. In addition, Mr. Seligsohn founded and since has served as sole Director, Chairman, President and Secretary of American Biomimetics
                                                    Corporation ("ABC"), International Multi-Media Corporation ("IMMC"), and
                                                    Wireless Unified Network Systems Corporation ("WUNS"). He is also Chairman and
                                                    Chief Executive Officer of Global Photonic Energy Corporation ("Global"). From
                                                    June 1990 to October 1991, Mr. Seligsohn was Chairman Emeritus of InterDigital
                                                    Communications, Inc. ("InterDigital"), formerly International Mobile Machines
                                                    Corporation. Mr. Seligsohn was the founder of InterDigital and from August 1972 to June 1990 served as its Chairman. Mr. Seligsohn is a member of the Advisory
                                                    Board of the Advanced Technology Center for Photonics and Optoelectronic
                                                    Materials (POEM) at Princeton University.
Steven V. Abramson .......................          Mr. Abramson joined the Company as President and Chief Operating Officer in May
                                                    1996 and has been a member of the Board of Directors since May 1996. He is also a member of the Board of Directors of Global and a consultant to Global. From
                                                    March 1992 to May 1996, he was Vice President, General Counsel, Secretary and
                                                    Treasurer of Roy F. Weston, Inc., a worldwide environmental consulting and engineering firm. From 1982 to 1991 he was employed by InterDigital, where he held various positions, including General Counsel, Executive Vice President and
                                                    General Manager of the Technology Licensing Division. Mr. Abramson is a member of the Advisory Board of the Advanced Technology Center for Photonics and
                                                    Optoelectronic Materials (POEM) at Princeton University and is a member of the
                                                    Board of Governors of the United States Display Consortium. Mr. Abramson also sits on the Boards of Directors of various non-profit organizations.


                                                                       Year First Became Director,
Name of Director                             Age                   Principal Occupations and Certain Directorships
----------------
                                             ----   -------------------------------------------------------------------------------
Sidney D. Rosenblatt .....................   55     Mr. Rosenblatt has been Executive Vice President, Chief Financial Officer,
                                                    Treasurer and Secretary of the Company since June 1995, and has been a member of the Board of Directors since May 1996. Mr. Rosenblatt is also Executive Vice
                                                    President, Chief Financial Officer, Secretary and Treasurer of Global, and a
                                                    member of its Board of Directors. Mr. Rosenblatt is the owner of and served as the President of S. Zitner Company from August 1990 through December 1998. From
                                                    May 1982 to August 1990, Mr. Rosenblatt served as the Senior Vice President,
                                                    Chief Financial Officer and Treasurer of InterDigital. Mr. Rosenblatt also sits on the Boards of Directors of various non-profit organizations.
Leonard Becker ...........................   79     Mr. Becker has been a director of the Company since February 2001. For the last
                                                    40 years, Mr. Becker has been a general partner of Becker Associates, which is engaged in real estate investments and management. He currently serves on the
                                                    Board of Directors of American Business Financial Services, Inc. (Nasdaq:
                                                    "ABFI"). He previously served as a director of Eagle National Bank and Cabot
                                                    Medical Corporation.
Elizabeth H. Gemmill .....................   57     Ms. Gemmill has been a director of the Company since April 1997. Since March
                                                    1999, she has been Managing Trustee and, more recently, President of the
                                                    Warwick Foundation. From February 1988 to March 1999, Ms. Gemmill was Vice
                                                    President and Secretary of Tasty Baking Company. Ms. Gemmill is Chairman of the
                                                    Board of Philadelphia University and serves on the Boards of Directors of
                                                    Philadelphia Consolidated Holdings Corporation (Nasdaq: "PHLY"), Philadelphia
                                                    College of Osteopathic Medicine and Metropolitan YMCA of Philadelphia and
                                                    vicinity. Ms. Gemmill served on the Board of Directors of American Water Works
                                                    Company, Inc. (NYSE: "AWK") until it was sold on January 10, 2003.
C. Keith Hartley .........................   60     Mr. Hartley has been a director of the Company since September 2000. Since June
                                                    2000, he has been the President of Hartley Capital Advisors, merchant bankers.
                                                    From August 1995 to May 2000, he was the managing partner of Forum Capital
                                                    Markets LLC, an investment banking company. In the past, Mr. Hartley held the position of managing partner for Peers & Co. and Drexel Burnham Lambert, Inc.
                                                    He also serves as a director of Hybridon, Inc. ("HYBN.OB") and Swisher
                                                    International Group, Inc.
Lawrence Lacerte .........................   50     Mr. Lacerte has been a director of the Company since October 1999. Since July
                                                    1998 he has been Chairman and Chief Executive Officer of Lacerte Technology
                                                    Inc., a company specializing in technology and Internet-related ventures. Prior to that time he was the founder, Chairman and CEO of Lacerte Software Corp., which was sold to Intuit Corporation in June 1998. Mr. Lacerte also serves on various not-for-profit Boards of Directors.


Vote Required and Board Recommendation

Directors are elected by a plurality and the seven nominees who receive the most votes will be elected. Shareholders may vote for or withhold their vote from each nominee, such that abstentions are not relevant to this proposal. Broker non-votes will not be considered votes "cast" with respect to this proposal and, therefore, will have no effect on the outcome of the election of directors. Shareholders do not have cumulative voting rights with regard to the election of members of the Board of Directors.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                       EACH OF THE NOMINEES FOR DIRECTOR.


General Information Concerning the Board of Directors and its Committees

   The Board of Directors held six meetings during 2002. In 2002, each incumbent director attended at least 75% of the aggregate of: (i) the total number of meetings of the Board of Directors during the period for which he or she was a director, and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served. The Board of Directors has established an Audit Committee and a Compensation Committee. The Board of Directors has not established a nominating committee.

   Members of the Board of Directors do not receive cash compensation. However, once a year, they do receive options to purchase shares of the Company's
Common Stock for service on the Board of Directors, exercisable at a price equal to the fair market value of the Common Stock on the date of the grant.
In 2002, non-employee members of the Board of Directors received options to purchase 25,000 shares of Common Stock and employee board members received options to purchase 10,000 shares of Common Stock.

Audit Committee

   The Audit Committee's role includes the oversight of the quality of the Company's financial statements and of its compliance with legal and regulatory requirements, the appointment, compensation and oversight of the Company's independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of the Company's annual audit, overseeing the independent auditors' audit work, reviewing and pre-approving any non-audit services that may be performed by them, reviewing with management and the Company's independent auditors the adequacy of the Company's internal financial controls, and reviewing the Company's critical accounting policies and the application of accounting principles.

   The Audit Committee is currently composed of four non-employee directors, all of whom are all independent directors as defined under Rule 4200(a)(15) of the National Association of Securities Dealers' (NASD) listing standards. The Audit Committee also contains at least one member who is an "audit committee financial expert" as defined by the SEC.

   The Audit Committee held four meetings during 2002. In addition, the Audit Committee meets periodically with the Company's principal financial and accounting officer and independent public accountants to review the scope of auditing procedures and the Company's policies related to internal auditing and accounting procedures and controls.

Compensation Committee

   The Compensation Committee recommends to the Board of Directors the compensation of the Company's Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, reviews and takes action on the recommendations of the Chief Operating Officer as to the appropriate compensation for other officers of the Company, reviews other compensation and personnel development matters generally and oversees administration of the Company's equity compensation program. The Compensation Committee held one meeting during 2002.

                                   PROPOSAL 2

          AMENDMENT AND RESTATEMENT OF THE COMPANY'S STOCK OPTION PLAN

   The Board of Directors approved amendments to and a restatement of the Company's 1995 Stock Option Plan (the "Plan") on April 24, 2003, subject to approval by the Company's shareholders. The amended and restated Plan differs from the current Plan in the following material respects:

     o by authorizing the issuance of stock awards, stock appreciation rights and performance units, in addition to the incentive and nonqualified stock options currently authorized for issuance under the Plan;

     o by increasing from 3,800,000 to 4,600,000 the number of shares of Common Stock authorized for issuance under the Plan;

     o by revising the provisions of the Plan relating to the exercise of options in response to Section 402 of the Sarbanes-Oxley Act of 2002, which prohibits loans to directors and executive officers; and

     o by otherwise updating the Plan to ensure compliance with existing Federal laws and regulations.

   The Board of Directors has determined that the amended and restated Plan is in the best interest of the Company. The Board of Directors believes that the Company must offer a competitive equity compensation program if it is to continue to successfully attract and retain the most qualified candidates as employees, directors and consultants. The Board of Directors expects that the amended and restated Plan will be an important factor in attracting and retaining the high caliber personnel essential to the Company's success and in motivating these individuals to strive to enhance the Company's growth and profitability. The opportunity to acquire an equity interest in the Company will align the economic interests of these individuals with those of other shareholders, thereby benefiting all of the Company's shareholders.

Vote Required and Board Recommendation

   This proposal will be approved if a majority of the votes cast by all shareholders, voting as a single class, are FOR approval. Abstentions on this proposal will have the effect of a negative vote because they will be considered votes "cast" other than FOR approval. However, broker non-votes will not be considered votes "cast" with respect to this proposal and, therefore, will have no effect on the outcome of the vote.

           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR"
                           ADOPTION OF THIS PROPOSAL.

Description of the Amended and Restated Plan

   The material features of the Plan, as amended and restated, are summarized below. This summary is qualified in its entirety by the actual text of the Plan. A copy of the amended and restated Plan was filed with the SEC as an appendix to this proxy statement and can be obtained from the Company upon request.

General

   The Plan originally became effective on September 1, 1995. The Plan currently provides that grants may be in the form of only incentive stock options or nonqualified stock options (incentive stock options and nonqualified stock options collectively referred to below as "options"). The amended and restated Plan would additionally permit grants in the form of stock awards, stock appreciation rights and performance units. To reflect this, the amended and restated Plan would be renamed the Universal Display Corporation Equity Compensation Plan.

Administration

   The Plan is to be administered and interpreted by the Board of Directors, or a committee consisting of two or more persons all of whom are "non-employee directors" as defined under the Securities Exchange Act of 1934, as amended (the Board or such committee referred to below as the "Committee"). The Committee has the sole authority to:

     o  determine the individuals to whom grants will be made,

     o  determine the type, size and terms of the grants,

     o determine when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for vesting and the acceleration of vesting,

     o  amend the terms of any previously issued grants, and

     o  deal with any other matters arising under the Plan.

The Board of Directors retains the ability to ratify or approve any grants as it deems appropriate, and the Board of Directors shall approve and administer all grants made to non-employee directors.

Eligibility for Participation

   All employees, all non-employee directors, and all consultants whose services, in the judgment of the Committee, can have a significant effect on the long-term success of the Company, are eligible to participate in the Plan.

Shares Authorized Under the Plan

   The Plan currently authorizes the issuance of up to 3,800,000 shares of the Company's Common Stock. Under the amended and restated Plan, this amount would be increased by an additional 800,000 shares, to a total of 4,600,000 shares. If any options or stock appreciation rights granted under the Plan terminate, expire or are canceled, forfeited, exchanged or surrendered without having been exercised, or if any grants of restricted stock or performance units are forfeited, the shares subject to such grants will again be available for issuance under the Plan.

Types of Awards

    Stock Options

   The Committee may grant options intended to qualify as incentive stock options ("ISOs") within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified stock options ("NQSOs") that are not intended to qualify as such. NQSOs may be granted to anyone eligible to participate in the Plan, but ISOs may be granted only to employees of the Company. Furthermore, to the extent that the aggregate fair market value of the Common Stock on the date of the grant with respect to which ISOs are exercisable for the first time by an individual grantee during any calendar year exceeds $100,000, then such option as to the excess shall be treated as a NQSO.

   The terms of any option grant under the Plan are determined by the Committee and are set forth in a grant letter to the individual. In particular, the Committee will determine and specify in the grant letter the period during which the options are exercisable, subject to the limitation that all options must be exercised within 10 years of the date of grant, and the exercise price per share of Common Stock subject to the option, though generally the price will be equal to the fair market value of the Common Stock on the date of grant. If, however, the grantee of an ISO is a person who holds more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiary, the exercise period cannot exceed five years and the exercise price cannot be less than 110% of the fair market value of the Common Stock on the date of grant. In addition, the maximum aggregate number of shares of Common Stock that may be granted as options or stock appreciation rights under the Plan to any individual during each calendar year is 400,000 shares, which amount is subject to adjustment under limited circumstances specified in the Plan.

   The exercise price for any option granted under the Plan is payable by one or a combination of the following methods:

     o  in cash;

     o with the approval of the Committee, by delivering shares of the Company's Common Stock owned by the grantee (including shares acquired in connection with the exercise of the option) having a fair market value on the date of exercise equal to the option exercise price;

     o if, as directed by the Committee, the shares acquired may not be sold immediately following exercise of the option, with the proceeds of a promissory note payable by the grantee to the Company, but only in accordance with a Company loan program and only to the extent not precluded by the Sarbanes-Oxley Act of 2002 or other applicable law;

     o by payment through a broker in accordance with procedures permitted by applicable Federal Reserve Board regulations; or

     o  by such other method as the Committee may approve.

   In lieu of exercising an option, the Committee, in its sole discretion, may permit the grantee to transfer the option to the Company in exchange for a cash payment equal to the excess over the exercise price of the then-fair market value of the shares of Common Stock subject to the option.

    Stock Awards

   The Committee may grant shares of Common Stock to individuals eligible to participate in the Plan under such restrictions and other conditions as the Committee determines are appropriate. These restrictions and other conditions may lapse or be triggered over a period of time or according to such other criteria as are specified by the Committee. In addition, the Committee may require that grantees pay consideration for the shares awarded to them. Unless the Committee determines otherwise, during any restriction period, the grantee will have the right to vote the restricted shares and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

    Stock Appreciation Rights

   The Committee may grant stock appreciation rights ("SARs") to individuals eligible to participate in the Plan under such vesting conditions and other restrictions as the Committee determines are appropriate. SARs may be granted in tandem with, or separately from, any options granted under the Plan, except that SARs granted in tandem with ISOs may be granted only at the time of grant of the ISO. The Committee establishes the base amount of each SAR, which generally will equal the per share exercise price of any related options or, if there are no related options, the fair market value of the Common Stock on the date of grant. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the base amount. Such amount will be paid in cash, in shares of Common Stock or a combination of the two, as determined by the Committee.

    Performance Units

   The Committee may grant performance units to individuals eligible to participate in the Plan. Each performance unit provides the grantee with the right to receive an amount based on the value of the performance unit, which is determined by the Committee, if performance goals established by the Committee are met. Performance units are based on the fair market value of the Company's Common Stock or such other measurement base as the Committee deems appropriate. The Committee determines the number of performance units that will be granted, the requirements applicable to these units, the performance period during which performance will be measured, the performance goals applicable to the performance units, and such other conditions as the Committee deems appropriate. The applicable performance goals may relate to the financial performance of the Company or its operating units, the performance of the Common Stock, the grantee's performance, or such other criteria as the Committee deems appropriate. At the end of the performance period, the Committee determines the extent to which the performance goals and other conditions of the performance units have been met, the value of the performance units and the amount, if any, to be paid with respect to such performance units. Payments with respect to performance units are made in cash, in shares of Common Stock, or a combination of the two, as determined by the Committee.

Qualified-Performance Compensation

   The Plan permits the Committee to determine that stock awards or performance units granted to an employee are "qualified performance-based compensation" under Section 162(m) of the Code. To do this, the Committee will establish in writing the objective performance goals that must be met, the performance period during which these goals must be met, the threshold, target and maximum amounts that may be paid if the performance goals are met, and any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals will be established before the beginning of the performance period, or shortly thereafter, and will be based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

   If stock awards or performance units measured with respect to the Company's Common Stock are granted, not more than 400,000 shares may be granted to any employee for each performance period. If performance units measured with respect to cash are granted, the maximum amount that may be paid to any employee with respect to each performance period is $1,000,000. The Committee will certify and announce the results for each performance period to all grantees immediately following announcement of the Company's financial results for the period. If and to the extent the Committee does not certify that the performance goals have been met, the grant of stock awards or performance units for the performance period will be forfeited or not made, as applicable.

Change in Control

   In the event of any change in control of the Company where the Company (i) sells or exchanges all or substantially all of its assets, (ii) is dissolved or liquidated, or (iii) is a party to a merger or consolidation with another corporation in which the Company will not be the surviving entity, the Company will give each grantee of any outstanding options or SARs at least 10 days' prior written notice of such event. Each of these grantees will have the right, within 10 days after such notice is sent by the Company, to exercise, in full, the outstanding options, or require that the Company make a cash payment to the grantee equal to the amount by which the fair market value of the Company's Common Stock exceeds the applicable exercise price. In addition, in the event of a change in control as described above all restrictions on stock awards will lapse, all options and SARs will become fully vested and exercisable, and all Performance Units will be deemed fully earned.

   In the event of any other change in control of the Company, the Committee may, in its sole discretion, elect to give each grantee of any outstanding options or SARs written notice of such event. If such notice is given, each of these grantees will have the right, within 10 days after such notice is sent by the Company, to exercise some or all of the outstanding options, or require that the Company make a cash payment to the grantee equal to the amount by which the fair market value of the Company's Common Stock exceeds the applicable exercise price. In addition, in the event of such a change in control the Board of Directors may determine that all restrictions on stock awards will lapse, all SARs will become fully vested and exercisable, and all Performance Units will be deemed fully earned.

   As used in the Plan, a "change in control" of the Company would include:

     o any transaction whereby any person (other than a shareholder of the Company at the time the Plan became effective) becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the Common Stock of the Company or the combined voting power of the Company's then-outstanding securities;

     o any liquidation or dissolution of the Company, or any sale of all or substantially all of the Company's assets;

     o any tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets (other than through a public offering) whereby any person or group (other than an existing shareholder) becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company's then-outstanding securities; and

     o any situation in which the individuals who constitute the Board of Directors of the Company at the beginning of any two-year period cease for any reason to constitute at least a majority of the Board of Directors, unless each of the new directors was approved by a vote of at least two-thirds of the directors then-still in office who were directors at the beginning of the period.

Amendment and Termination of the Plan

   The Board of Directors may amend or terminate the Plan at any time; provided, however, that, with limited exceptions, any amendment that increases the aggregate number (or individual limit for any single grantee) of shares of Common Stock that may be issued or transferred under the Plan is subject to shareholder approval. Unless terminated earlier by the Board of Directors, or extended by the Board of Directors with shareholder approval, the Plan will terminate on September 1, 2005. A termination or amendment of the Plan that occurs after an award is granted may not materially impair the rights of the grantee unless the grantee consents or the change is required by applicable law.

Effect of Termination

   If an employee of the Company who has been granted options or SARs ceases to be employed by the Company for any reason other than death, disability, retirement approved by the Company or termination for cause, any options or SARs that are otherwise exercisable by such person shall terminate unless exercised within three months of the date on which the person ceases to be an employee, except as may be specified otherwise in the applicable grant letter or as the Committee may otherwise provide. If the person ceases to be an employee of the Company on account of his or her disability, this exercise period is extended to one year. If the person ceases to be an employee of the Company on account of his or her death, either while an employee of the Company or within 30 days thereafter, this exercise period is extended to six months. Should a person cease being an employee of the Company on account of a termination for cause, any options or SARs held by such person shall terminate on the date he or she ceases to be an employee, unless the Committee provides otherwise.

   If any non-employee director or consultant of the Company who has been granted options or SARs ceases to be a non-employee director or consultant for any reason other than becoming an employee of the Company, or termination for cause, any options or SARs that are otherwise exercisable by such person shall not terminate until the date of expiration of the option exercise period specified in the applicable grant letter, except as the Committee may otherwise provide. Should a person cease being a non-employee director or consultant of the Company on account of a termination for cause, any options or SARs held by such person shall terminate on the date he or she ceases to be a non-employee director or consultant, unless the Committee provides otherwise.

Plan Grants and Benefits

   As of April 17, 2003, options to purchase 3,066,499 shares of the Company's Common Stock were outstanding and 553,437 shares remained available for issuance under the Plan. Assuming approval of this proposal, 1,353,437 shares will be available for future grant under the Plan. At present, no stock awards, SARs or performance units have been granted or remain outstanding under the Plan.

   Future awards under the Plan are not determinable because specific awards will be made at the discretion of the Committee, depending upon a variety of factors. For information concerning awards made under the Plan to the Company's Chief Executive Officer and other executive officers, see the "Summary Compensation Table" below. The following table sets forth additional information with respect to the Plan for the year ended
December 31, 2002:


                          Number of Options Granted   Number of Persons Eligible
Group                         under the Plan          for Grants under the Plan
-----                     -------------------------   --------------------------
All executive
  officers as a group.             150,500                         4
All directors not
  executive officers
  as a group..........             100,000                         4
All employees, as a
  group, excluding
  directors
  and executive
  officers............             234,480                        36


   As listed on the Nasdaq National Market, the last sales price of the Company's Common Stock on April 17, 2003 was $8.93 per share.

Summary of Federal Income Tax Consequences of the Plan

   The following is a brief description of the U.S. federal income tax consequences generally arising with respect to grants that may be awarded under the Plan. This discussion is intended for the information of our shareholders considering how to vote at the Annual Meeting and not as tax guidance to individuals who participate in the Plan.

   The grant of an ISO or NQSO will create no tax consequences for the participant or the Company. A participant will not recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction at that time. Upon exercising an NQSO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable and non-forfeitable shares received. The Company will be entitled to a deduction equal to the amount recognized as ordinary income by the participant.

   A participant's disposition of shares acquired upon the exercise of an option generally will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares. The participant's basis in an NQSO is equal to the aggregate of the exercise price paid and the amount the participant recognized as ordinary income upon the exercise of the option. The participant's basis in shares acquired by exercise of an ISO and held for the applicable holding period (a period of at least one year from the date the ISO was exercised and two years from the ISO date of grant) is the exercise price of the ISO. Generally, there will be no tax consequences to the Company in connection with a disposition of shares acquired under a stock option, except that the Company will be entitled to a deduction (and the participant will recognize ordinary income) if shares acquired upon exercise of an ISO are disposed of before the applicable ISO holding periods have been satisfied.

   With respect to the grant of stock awards that are restricted as to transferability and subject to a substantial risk of forfeiture, the participant generally must recognize ordinary income equal to the fair market value of the shares received at the time that the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. The Company generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant. A participant may elect to be taxed at the time of receipt of such restricted shares rather than upon the lapse of the restriction on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits the shares, the forfeiture will be treated as a sale or exchange upon which is realized a loss equal to the excess (if any) of the amount paid (if any) for such property over the amount realized (if any) upon such forfeiture, and if such property is a capital asset in the hands of the participant, such loss will be a capital loss. Any such election must be made and filed with the Internal Revenue Service within 30 days after receipt of the shares. A participant's disposition of shares after the restrictions lapse will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares.

   The grant of an SAR or performance unit will not result in income for the participant or in a tax deduction to the Company. Upon the exercise of an SAR or the receipt of payment for a performance unit, the participant will recognize ordinary income in an amount that equals the fair market value of any shares and/or cash received, and the Company will be entitled to a tax deduction in the same amount. A participant's disposition of shares received upon exercise of an SAR or meeting the performance goals for a performance unit will result in capital gain or loss measured by the difference between the sale price and the participant's tax basis in such shares.

   Section 162(m) of the Code generally disallows a public corporation's tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the corporation that pays it. The Company intends that options and SARs having an exercise price or base amount equal to the fair market value the Company's Common Stock will be qualified performance-based compensation. Although the Company intends that its grants of stock awards and performance units, the receipt of which are conditioned upon achievement of performance goals based upon the criteria set forth above, will be qualified performance-based compensation, such grants may not always meet these requirements.

Equity Compensation Plans

   The following table includes information on the Company's equity compensation plans, both those approved and not approved by shareholders, as of December 31, 2002.

                      EQUITY COMPENSATION PLAN INFORMATION

                                                              Number of securities
                                                                to be issued upon      Weighted average
                                                                   exercise of         exercise price of      Number of securities
                                                               outstanding options    outstanding options   remaining available for
                       Plan Category                              and rights             and rights            future issuance
                       -------------                          --------------------    -------------------   -----------------------
Equity compensation plans
  approved by security holders                                      3,013,999                $7.25                  605,937
Equity compensation plans not
  approved by security holders(1)                                   1,727,775                $8.28                       --
Total                                                               4,741,774                $7.63                  605,937


_______________

(1)
Consists of warrants granted to the Company's directors and officers, other employees and consultants of the Company, members of the Company's Scientific Advisory Board, and PPG Industries, Inc. under a Development and License Agreement between the Company and PPG Industries. These warrants have exercise prices ranging from $4.125 to $24.28 per share and are exercisable over seven to 10 year periods ending from 2006 to 2010.

                             PRINCIPAL SHAREHOLDERS

Beneficial Ownership of the Company's Common Stock

   The following table sets forth, as of April 17, 2003, certain information regarding the beneficial ownership of shares of Common Stock by:

     o  each director of the Company;

     o each person who is known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock;

     o each executive officer of the Company named in the Summary Compensation Table included elsewhere herein; and

     o  all of the Company's executive officers and directors as a group.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


                                               Amount and Nature of         Percentage
Name and Address of Beneficial Owner (1)      Beneficial Ownership(2)   of Common Stock(2)
----------------------------------------      -----------------------   ------------------
Scott Seligsohn(3)(4)                              3,542,250                 16.01%
Lori S. Rubenstein(3)(4)                           3,301,000                 15.10
Clifford D. Schlesinger(3)                         3,000,000                 13.72
Sherwin I. Seligsohn(5)                              493,000                  2.22
Steven V. Abramson                                   595,000                  2.66
Sidney D. Rosenblatt                                 561,790                  2.52
Julia J. Brown                                       273,250                  1.23
Leonard Becker                                       105,000                     *
Elizabeth H. Gemmill                                  70,500                     *
C. Keith Hartley                                      82,528                     *
Lawrence Lacerte                                     752,210                  3.43
All directors and current
  executive officers as a
  group (8 persons)                                2,933,278                 12.37
Cavallo Capital Corp.(6)                           1,720,199                  7.61
PPG Industries, Inc.(7)                            1,131,088                  5.06

_______________
* Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is 375 Phillips Boulevard, Ewing, New Jersey 08618.

(2) Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. The percentage ownership for each beneficial owner listed above is based on 21,864,003 shares of Common Stock outstanding as of April 17, 2003. In accordance with SEC rules, options to purchase shares of Common Stock that are exercisable as of April 17, 2003, or will become exercisable within 60 days thereafter, are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing such person's percentage ownership, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The numbers of shares indicated in the table includes the following number of shares issuable upon the exercise of warrants or options: Scott Seligsohn -- 260,250; Sherwin I. Seligsohn -- 365,000; Steven V. Abramson -- 490,000; Sidney D. Rosenblatt -- 457,500; Julia J. Brown -- 271,250; Leonard Becker -- 55,000; Elizabeth H. Gemmill -- 70,000; C. Keith Hartley -- 70,764; Lawrence Lacerte -- 60,000; Cavallo Capital Corp. 744,452; and PPG Industries, Inc. 511,035.

(3) Includes (i) 1,500,000 shares of Common Stock owned by the Sherwin I. Seligsohn Irrevocable Indenture of Trust dated 7/29/93 FBO Lori S. Rubenstein (the "Rubenstein Trust"), of which Lori S. Rubenstein, Scott Seligsohn and Clifford D. Schlesinger are co-trustees, and (ii) 1,500,000 shares of Common Stock owned by the Sherwin I. Seligsohn Irrevocable Indenture of Trust dated 7/29/93 FBO Scott Seligsohn (the "Seligsohn Trust"), of which Lori S. Rubenstein, Scott Seligsohn and Clifford D. Schlesinger are co-trustees. Mr. Schlesinger's address is 1650 Arch Street, Philadelphia, Pennsylvania 19102.

(4) Includes 176,000 shares of Common Stock owned by American Biomimetics Corporation, of which the Rubenstein Trust and Seligsohn Trust are the principal shareholders.

(5) Does not include (i) 176,000 shares of Common Stock owned by American Biomimetics Corporation, (ii) 200,000 shares of Series A Nonconvertible Preferred Stock owned by American Biomimetics Corporation, (iii) 1,500,000 shares of Common Stock owned by the Rubenstein Trust, (iv) 1,500,000 shares of Common Stock owned by the Seligsohn Trust, (v) 125,000 shares of Common Stock owned by Lori S. Rubenstein, Mr. Seligsohn's emancipated daughter, and (vi) 106,000 shares of Common Stock owned by Scott Seligsohn, Mr. Seligsohn's emancipated son, as to which in each case Mr. Seligsohn disclaims beneficial ownership.

(6) According to information furnished in a Schedule 13G jointly filed on December 31, 2002, by Cavallo Capital Corp., Pine Ridge Financial, Inc. and First Investors Holding Co., Inc. Cavallo Capital Corp.'s address is 660 Madison Avenue, 18th floor, New York, NY 10021. According to this Schedule 13G, Pine Ridge Financial, Inc. and First Investors Holding Co., Inc. own 603,521 shares and 372,226 shares, respectively, of the Company's Common Stock, and Cavallo Capital Corp. has the power to sell or vote some or all of these shares on their behalf. The Company believes that the beneficial ownership information reported on this Schedule 13G does not include warrants to purchase 744,452 shares of the Company's Common Stock that were granted to Pine Ridge Financial, Inc. and Strong River Investments, Inc. on August 22, 2001. These warrants have been added to the figure listed in the table above.

(7) According to information furnished in a Schedule 13G filed on February 25, 2003 by PPG Industries, Inc., One PPG Place, Pittsburgh, PA 15272.

                       EXECUTIVE MANAGEMENT COMPENSATION


CEO and Executive Officer Compensation

   The following table provides information on the compensation of the Company's Chief Executive Officer and other executive officers for services in all capacities to the Company and its subsidiary, UDC, Inc., for the last three fiscal years (2002, 2001 and 2000). This group is referred to in this proxy statement as the "Named Executive Officers."

                           SUMMARY COMPENSATION TABLE


                                                               Other      Restricted
                                                               Annual        Stock       Securities
Name and                                                      Compen-      Award(s)      Underlying         LTIP         All Other
Principal Position         Year    Salary ($)   Bonus ($)    sation ($)       ($)       Options (#))    Payouts ($))   Compensation
------------------         ----    ----------   ---------    ----------   ----------    ------------    ------------   ------------
Sherwin I. Seligsohn ...   2002     $220,000      $   --        $--         $    --         40,000          $--         $31,754(1)
  Chairman of the Board    2001     $200,000      $   --        $--         $    --         60,250          $--         $22,034(2)
  and Chief Executive
  Officer                  2000     $137,500      $   --        $--         $    --         15,000          $--         $16,975(3)
Steven V. Abramson .....   2002     $266,200      $   --        $--         $    --         40,000          $--         $17,495(4)
 President and Chief
  Operating                2001     $242,000      $   --        $--         $    --         60,000          $--         $14,622(5)
  Officer                  2000     $220,000      $   --        $--         $    --         15,000          $--         $12,688(6)
Sidney D. Rosenblatt ...   2002     $266,200      $   --        $--         $    --         40,000          $--         $19,985(7)
  Executive Vice
  President, Chief         2001     $242,000      $   --        $--         $    --         60,000          $--         $15,381(8)
 Financial Officer,
  Treasurer and            2000     $220,000      $   --        $--         $    --         15,000          $--         $13,619(9)
  Secretary
Julia J. Brown .........   2002     $193,600      $9,072(10)    $--         $25,222(11)     30,500          $--         $ 6,554(12)
 Vice President, and
  Chief                    2001     $176,000      $   --        $--         $    --         50,750          $--         $ 5,274(13)
  Technical Officer        2000     $160,000      $   --        $--         $    --        110,000          $--         $ 3,326(14)

---------------

(1) Includes Company contributions to the Company's 401(k) plan of $6,000, life and disability insurance premium payments of $16,847 and vehicle expenses of $8,907.

(2) Includes Company contributions to the Company's 401(k) plan of $5,100, life and disability insurance premium payments of $16,420 and vehicle expenses of $514.

(3) Includes Company contributions to the Company's 401(k) plan of $2,815 and life and disability insurance premium payments of $13,980.

(4) Includes Company contributions to the Company's 401(k) plan of $6,000, life and disability insurance premium payments of $3,999 and vehicle allowance and expenses of $7,496.

(5) Includes Company contributions to the Company's 401(k) plan of $5,100, life and disability insurance premium payments of $3,084 and vehicle allowance and expenses of $6,438.

(6) Includes Company contributions to the Company's 401(k) plan of $4,662, life and disability insurance premium payments of $2,026 and a vehicle allowance of $6,000.

(7) Includes Company contributions to the Company's 401(k) plan of $6,000, life and disability insurance premium payments of $4,824 and vehicle allowance and expenses of $9,161.

(8) Includes Company contributions to the Company's 401(k) plan of $5,100, life and disability insurance premium payments of $3,784 and vehicle allowance and expenses of $6,497.

(9) Includes Company contributions to the Company's 401(k) plan of $4,662, life and disability insurance premium payments of $2,957 and a vehicle allowance of $6,000.

(10) Represents the payroll taxes associated with the stock bonus in note
     (11), paid by the Company.

(11) On June 17, 2002, Julia J. Brown was granted 2,000 restricted shares of the Company's Common Stock.

(12) Includes Company contributions to the Company's 401(k) plan of $5,534, and life insurance premium payments of $1,020.

(13) Includes Company contributions to the Company's 401(k) plan of $5,040, and life insurance premium payments of $234.

(14) Includes Company contributions to the Company's 401(k) plan of $3,326.

Stock Option Grants

   The following table summarizes the stock options granted to the Named Executive Officers during 2002.

                       OPTION GRANTS IN LAST FISCAL YEAR


                                                                                 Individual Grants
                                                -----------------------------------------------------------------------------------
                                                                     Percentage of
                                                    Number of        Total Options
                                                    Securities         Granted to     Exercise or
                                                Underlying Options    Employees in     Base Price    Expiration       Grant Date
Name                                               Granted (#)        Fiscal Year        ($/Sh)         Date      Present Value (1)
----                                            ------------------   -------------    -----------    ----------   -----------------
Sherwin I. Seligsohn........................          40,000             10.39%          $5.45         9/23/12         $193,266
Steven. V. Abramson.........................          40,000             10.39%          $5.45         9/23/12         $193,266
Sidney D. Rosenblatt........................          40,000             10.39%          $5.45         9/23/12         $193,266
Julia J. Brown..............................             250              0.06%          $9.10         4/15/12         $  2,036
Julia J. Brown..............................          30,000              7.79%          $5.45         9/23/12         $144,950
Julia J. Brown..............................             250              0.06%          $9.94        11/18/12         $  2,208


_______________

(1)
These amounts represent the estimated present value of the options granted on the date of grant, calculated using the Black-Scholes option pricing model and based upon the following assumptions: an expected volatility of approximately 94%; an expected term to exercise of 10 years; risk free interest rates of 3.70%-5.15%; and no dividend yield. The actual value of the options, if any, realized by the grantee will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date the option is exercised. Consequently, there is no assurance that the value realized by any grantee will be at or near the value estimated above. These amounts should not be used to predict stock performance.

Stock Option Exercises and Holdings

   The following table summarizes the stock options held by the Named Executive Officers as of the end of 2002. No stock options were exercised by the Named Executive Officers during 2002.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES


                                                                            Number of Securities           Value of Unexercised
                                                                            Underlying Unexercised              In-the-Money
                                            Shares                          Options at FY-End (#)        Options at FY-End ($) (1)
                                          Acquired on       Value        ---------------------------    ---------------------------
Name                                     Exercise ($)    Realized ($)   Exercisable    Unexercisable    Exercisable   Unexercisable
----                                     ------------    ------------   -----------    -------------    -----------   -------------
Sherwin I. Seligsohn .................        $--            $--          364,750            --         $1,014,793         $--
Steven. V. Abramson ..................        $--            $--          490,000            --         $1,261,800         $--
Sidney D. Rosenblatt .................        $--            $--          482,500            --         $1,382,313         $--
Julia J. Brown .......................        $--            $--          271,250            --         $  284,775         $--

______________

(1) The amount is based on positive spread between the exercise price and the closing price of the last day of trading for fiscal 2002.

   The Company currently does not grant any long-term incentives, other than stock options and warrants, to its executive officers or other employees. Similarly, the Company does not sponsor any defined benefit or actuarial plans at this time. Under the amended and restated Stock Option Plan, however, the Company would be authorized to grant incentives to its executives and other employees in the form of stock awards, stock appreciation rights and performance units, in addition to stock options and warrants.

Change in Control Agreements

   In April 2003, the Company entered into Change in Control Agreements with the Named Executive Officers (the "CIC Agreements"). The CIC Agreements provide for certain cash payments and other benefits to the Named Executive Officers in the event of a termination of these individuals' employment in connection with a "Change in Control" of the Company, as defined in the CIC Agreements. These benefits include the following:

     o immediate vesting of all stock options, stock appreciation rights, warrants, stock awards and performance units held by the individual, whether or not restricted or subject to the satisfaction of any performance goals or other criteria;

     o a lump-sum payment equal to two times the sum of the average annual base salary and the annual bonus to the individual, including any authorized deferrals, salary reduction amounts and any car allowance, and including the fair market dollar value equivalent of any bonus amounts paid in the form of stock options, stock appreciation rights, warrants, stock awards or performance units;

     o a lump-sum payment equal to the estimated after-tax cost to the individual of continuing any Company-sponsored life or other insurance, travel or accident insurance and disability insurance coverage in effect for the individual, and where applicable, his or her spouse and dependents, for two years;

     o to the extent permitted by law, the benefits to which the individual would be entitled under the Company's long term incentive, savings and retirement plans, assuming the individual continued working for the Company for two years at his or her annual base salary;

     o continued group hospitalization, health and dental care coverage, with coverage equivalent to the coverage to which the individual would be entitled if he or she continued working for the Company for two years at his or her annual base salary;

     o outplacement assistance services for two years at a total cost not to exceed $10,000; and

     o an additional payment to cover any excise tax imposed on the individual by reason of the individual receiving the payments and benefits specified above.

   In consideration of receiving these payments and benefits, each Named Executive Officer has agreed not to compete with the Company for six months following his or her termination in connection with a change in control of the Company. Each Named Executive Officer has further agreed that, for two years following his or her termination he or she will not knowingly (i) solicit or recruit any of the Company's employees to compete with the Company, or (ii) divert or unreasonably interfere with the Company's business relationships with any of its suppliers, customers, partners or joint venturers with whom the individual had any involvement. In addition, each Named Executive Officer is required to execute a general release of all employment-related claims he or she may have against the Company in order to receive the payments and benefits specified under the CIC Agreement.

   As used in the CIC Agreement, a change in control of the Company would occur if:

     o any person first becomes the beneficial owner of securities of the Company (not including securities previously owned by such persons or any securities acquired directly from the Company) representing 30% or more of the then-outstanding voting securities of the Company;

     o the individuals who constitute the Board of Directors of the Company at the beginning of any 24-month period cease, for any reason other than death, to constitute at least a majority of the Board of Directors;

     o the Company consummates a merger or consolidation with any other corporation, except where the voting securities of the Company outstanding immediately prior to the merger or consolidation continue to represent at least 50% of the voting securities of the Company (or the surviving entity of the merger or consolidation or its parent), or where no person first becomes the beneficial owner of securities of the Company representing 30% or more of the then-outstanding voting securities of the Company;

     o the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company, or an agreement is consummated for the sale or disposition by the Company of all or substantially all of its assets, excluding a sale or disposition by the Company of all or substantially all of its assets to an entity, at least 50% of the voting securities of which are owned by persons in substantially the same proportion as their ownership of the Company immediately prior to the sale; or

     o any person consummates a tender offer or exchange for a majority of the voting securities of the Company.

   As used in the CIC Agreement, a termination of a Named Executive Officer in connection with a change in control of the Company would include a termination of the individual's employment:

     o by the Company within two years after a change in control of the Company for the individual's death or incapacity, or for cause;

     o by the individual within two years after a change in control of the Company for (i) any significant reduction by the Company of the individual's authority, duties or responsibilities, (ii) any demotion or removal of the individual from his or her employment grade, compensation level or officer positions, (iii) any requirement that individual undertake business travel to an extent substantially greater than is reasonable and customary for his or her position, (iv) a relocation by more than 25 miles of the offices of the Company at which the individual principally works, (v) the Company's breach of the CIC Agreement, or (vi) a failure of the Company to obtain an agreement from any successor to assume the Company's obligations under the CIC Agreement; and

     o by either the Company or the individual during the one year period prior to a change in control of the Company, unless the Company establishes by clear and convincing evidence that the termination was for good faith business reasons not related to the change in control.

Compensation Committee Interlocks and Insider Participation

   The current members of the Company's Compensation Committee, all of whom were members of the Compensation Committee throughout 2002, are Ms. Gemmill and Messrs. Becker, Hartley and Lacerte. None of the members of the Compensation Committee were officers or employees of the Company or its subsidiary during 2002, nor are they former officers of the Company or its subsidiary.

   The Company's Chief Executive Officer and Chief Financial Officer are also executive officers and members of the Board of Directors of Global Photonic Energy Corporation ("Global"). In addition, the Company's Chief Operating Officer is a consultant to Global and a member of Global's Board of Directors. Global is a development stage basic science research company formed to fund, design, develop, market and license intellectual property in the field of photovoltaic and hydrogen energy technology. Global does not have a compensation committee.

Compensation Committee Reporting

   The Compensation Committee submitted the following report to the Board of Directors on April 24, 2003.

                      REPORT OF THE COMPENSATION COMMITTEE


   The Compensation Committee of the Board of Directors performs three principal tasks. These tasks are to:

     o recommend to the full Board of Directors the compensation of the Company's Chief Executive Officer and other executive officers;

     o  approve the granting of any bonuses to the Company's officers; and

     o  generally review other compensation and personnel development matters.

   In fulfilling these duties, the Compensation Committee's objective is to enable the Company to attract, retain and reward individuals of outstanding ability.

    Compensation Policy for Executive Officers

   The Compensation Committee's compensation policy for the Company's executive officers is the same policy applicable to all of the Company's employees. Base salary levels are intended to be generally competitive with those offered by other comparable companies, taking into account such factors as the level of responsibility involved, the need for special expertise and the specific individual's experience and prior performance at the Company. Stock bonuses based on individual and Company performance have been used to create incentives for and reward outstanding performance. Equity interests in the Company, in the form of stock options and restricted shares of Common Stock, are believed to align the interests of these individuals with those of the Company's shareholders.

   The base salaries of the Company's executive officers are reviewed periodically by the Compensation Committee. During this review, the Compensation Committee considers the Company's performance during the prior year, the individual's contribution to that performance and changes in the roles and responsibilities of the individual.

    Compensation of the Chief Executive Officer

   The Company's Chief Executive Officer, Mr. Seligsohn, received an annual base salary of $220,000 for 2002. This reflects an increase of 10% over Mr. Seligsohn's base salary for 2001. In 2002, Mr. Seligsohn also was granted options to purchase 40,000 shares of the Company's Common Stock and received miscellaneous additional compensation totaling $31,754.

   The Compensation Committee determined Mr. Seligsohn's base salary and other compensation for 2002 in accordance with the general criteria outlined above. In addition, the Compensation Committee took into account that Mr. Seligsohn also serves as Chairman of the Board of Directors and Chief Executive Officer of, and performs services for, other companies that he has founded. Most notable in this regard is Global Photonic Energy Corporation, a privately-held corporation of which Mr. Seligsohn and his family are the largest shareholders.

   Because of the compensation levels of the Company's officers, the Compensation Committee did not consider the effect on the Company of Section 162(m) of the Internal Revenue Code of 1986, which limits deductions of compensation to executive officers in excess of $1 million.

   Respectfully submitted by the Compensation Committee

                          Elizabeth H. Gemmill (Chair)
                                 Leonard Becker
                                C. Keith Hartley
                                Lawrence Lacerte

Performance Graph

   The performance graph below compares the change in the cumulative shareholder return of the Company's Common Stock from December 31, 1997 to December 31, 2002, with the percentage change in the cumulative total return over the same period on (i) the Nasdaq Electronics Components Index, and (ii) the Russell 2000 Index. This performance graph assumes an initial investment of $100 on December 31, 1997 in each of the Company's Common Stock, the Nasdaq Electronics Components Index and the Russell 2000 Index.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
             AMONG UNIVERSAL DISPLAY CORP., THE RUSSELL 2000 INDEX
                   AND THE NASDAQ ELECTRONIC COMPONENTS INDEX




                      [PERFORMANCE GRAPH GRAPHIC OMITTED]









* $100 invested on 12/31/97 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.


                                                             Cumulative Total Return
                                              -----------------------------------------------------
                                              12/97    12/98     12/99     12/00    12/01     12/02
UNIVERSAL DISPLAY CORP.                      100.00     85.14   362.16    155.42    196.76   170.59
RUSSELL 2000                                 100.00     97.45   118.17    114.60    117.45    93.39
NASDAQ ELECTRONIC COMPONENTS                 100.00    154.49   287.34    236.14    160.91   108.14

                            AUDIT COMMITTEE MATTERS


Charter of the Audit Committee

   In April 2003, the Board of Directors revised the Charter of the Audit Committee, the text of which is set forth below. Further amendments to the Audit Committee Charter may be necessary or advisable once final rules have been adopted by the SEC and the NASD based on requirements of the Sarbanes-Oxley Act of 2002.


                            AUDIT COMMITTEE CHARTER

                                  Organization

     The Audit Committee of the Board of Directors of the Company shall be comprised of at least three directors. Members of the committee shall be appointed by the Board of Directors and may be removed by the Board of Directors in its discretion. All members of the committee shall be independent directors under the applicable rules of the National Association of Securities Dealers' (NASD) listing standards, as modified or supplemented. All members of the committee shall have sufficient financial experience and ability to enable them to discharge their responsibilities, and at least one member shall be an audit committee financial expert within the meaning of SEC regulations issued under the Sarbanes-Oxley Act of 2002.

                              Statement of Purpose

     The Audit Committee shall assist the Board of Directors in overseeing the integrity of the Company's financial statements, of the Company's compliance with applicable legal and regulatory requirements, of the independence and qualifications of the independent auditor, and of the performance of the Company's internal audit function and independent auditors. To fulfill this purpose, it is understood that there must be free and open communication between the directors, the independent public accountants and financial management of the Company. It is the expectation of the Board of Directors that the Company's financial management will fulfill its responsibility of bringing any significant items to the attention of the committee.

                         Authority and Responsibilities

     In furtherance of its stated purposes, the Audit Committee shall have the following authority and responsibilities:

     1. To review the annual audited financial statements and quarterly financial statements of the Company, and to discuss with management and the Company's independent auditor these statements and any other matters required to be reviewed and discussed with the committee under applicable legal, regulatory or NASD requirements.

     2. To discuss with management and the Company's independent auditor, as appropriate, all earnings press releases, financial information and guidance provided to analysts, rating agencies or the public.

     3. To select, evaluate and, if necessary, replace the Company's independent auditor, and to approve all audit engagement fees and terms.

     4. To pre-approve, or authorize one of its members to pre-approve, all audit and non-audit services provided to the Company, including the scope of such services, the procedures to be utilized and the compensation to be paid.

     5. To discuss with management and the Company's independent auditor, as appropriate, any problems or difficulties encountered with the audit or any quarterly reviews, including management's response thereto.

     6. To review with management the Company's internal audit staff functions, including authority and organizational reporting lines, as well as the Company's annual audit planning, budgeting and staffing decisions.

     7. To review, with the Chief Financial Officer, the Controller, and such other persons as the committee deems appropriate, the Company's internal system of audit and financial controls, together with the results of any internal audits or reviews of these controls.

     8. To review the Company's financial reporting and accounting standards and principles, significant changes in such standards and principles, or in their application, and key accounting decisions affecting the Company's financial statements, including alternatives to, and the rationale for, these decisions.

     9. To discuss with management and the Company's independent auditor, as appropriate, the Company's risk assessment and risk management policies, including the Company's major exposures to financial risk and the steps taken by management to monitor and mitigate such exposures.

    10. To meet with the Company's independent auditors, separately from management, at least quarterly.

    11. To review all relationships between the Company's independent auditor and the Company, and to obtain and review, at least annually, a formal written report from the independent auditor assessing the auditor's independence.

    12. To approve the Company's hiring of employees or former employees of the Company's independent auditor.

    13. To review and approve the rotation of partners on the audit team of the Company's independent auditor.

    14. To review and investigate any matters pertaining to the integrity of management, including any actual or potential conflicts of interest or allegations of fraud, and the adherence of management to standards of business conduct required by the Company's Code of Ethics and other corporate policies.

    15. To retain such outside counsel, experts and other advisors as the committee may deem appropriate in its sole discretion, and to approve any related fee arrangements and other terms of engagement.

    16. To establish procedures for the committee's receipt and handing of complaints from employees of the Company and others about accounting, internal accounting control and auditing matters, which procedures would permit employee complaints to be submitted anonymously.

    17. To report its recommendations to the Board of Directors after each committee meeting, and to conduct and present to the Board of Directors an annual performance evaluation of the committee.

    18. To prepare and publish an annual committee report in the Company's proxy statement.

    19. To review and reassess, at least annually, the adequacy of this charter and recommend any proposed changes to the Board of Directors for approval.

    20. To confirm that a copy of this Charter is included as an appendix to the Company's proxy statement at least once every three years.

Audit Committee Reporting

   The Audit Committee submitted the following report to the Board of Directors on April 24, 2003.

                         REPORT OF THE AUDIT COMMITTEE


   The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2002. In addition, the Audit Committee has discussed with the Company's independent auditors, KPMG LLP, the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU 1 380). The Audit Committee also has received the written disclosures and the letter from KPMG LLP required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the independence of KPMG LLP with that firm. Based on the Audit Committee's review of the matters noted above and its discussions with management and the Company's independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the period ended December 31, 2002.

   Respectfully submitted by the Audit Committee

                          Elizabeth H. Gemmill (Chair)
                                 Leonard Becker
                                C. Keith Hartley
                                Lawrence Lacerte

              INFORMATION REGARDING INDEPENDENT PUBLIC ACCOUNTANTS


   The Audit Committee has selected KPMG LLP ("KPMG") as the Company's independent auditors for 2003. KPMG audited the Company's financial statements for 2002 after having been engaged by the Company on July 30, 2002. The Company selected KPMG, upon recommendation of the Audit Committee, to replace the Company's prior auditors, Arthur Andersen LLP ("Andersen"), who were dismissed on July 30, 2002.

   The Company expects that a representative of KPMG will be present at the Annual Meeting and will be available to respond to appropriate questions. If this representative desires to do so, he or she will have the opportunity to make a statement at the Annual Meeting.

Disagreements with Accountants on Accounting and Financial Disclosure

   Andersen's reports on the Company's consolidated financial statements for the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000 and through the date of dismissal of Andersen, there were no disagreements with Andersen on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused Andersen to make reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements for such years.

   The Company provided Andersen with the foregoing disclosures and requested Andersen to furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. While the Company has received no information from Andersen that Andersen has a basis for disagreement with such statements, the Company has been unable to obtain such a letter due to the fact that the personnel primarily responsible for the Company's account (including the engagement partner and manager) have left Andersen.

   Following its appointment on July 30, 2002, and through the date of this report, there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to KPMG's satisfaction, would have caused KPMG to make reference to the subject matter of the disagreement in connection with its report on the Company's consolidated financial statements for such period.

Fees Billed by the Company's Auditors

   The audit fees billed to the Company by Andersen and KPMG for 2001 and 2002 are set forth in the table below:



Fee Category                  Arthur Andersen LLP                 KPMG LLP
------------                 ---------------------        ---------------------
                               2001           2002        2001           2002
Audit Fees(1)                $60,000           $--        $--          $91,000
Audit-Related Fees(2)        $    --           $--        $--          $    --
Tax Fees(3)                  $    --           $--        $--          $    --
All Other Fees(4)            $77,000           $--        $--          $40,850


_______________

(1) Audit Fees include the aggregate fees for professional services rendered for the audit of the Company's annual financial statements and review of financial statements included in the Company's For 10-K and Form 10-Q, including services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the years in question.

(2) Audit-Related Fees include the aggregate fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported as Audit Fees.

(3) Tax Fees include the aggregate fees for professional services rendered for tax compliance, tax advice and tax planning.

(4) All Other Fees includes the aggregate fees for all other products and services provided to the Company. These included fees for the following services: provisions of consents for the filing of Registration Statements on Form S-3, review of private placement memoranda and other documents and review of various other agreements.

   The Company has been informed by KPMG that less than 50 percent of the hours expended on KPMG's engagement to audit the Company's financial statements for 2002 were attributable to work performed by persons other than KPMG's full-time, permanent employees.

Audit Committee Approvals

   The Audit Committee currently approves all engagements of the Company's accountants to provide both audit and non-audit services and has not established pre-approval policies or procedures. The Audit Committee did not approve any non-audit services pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X of the Securities and Exchange Commission during 2002.

                              CERTAIN TRANSACTIONS


   Certain of the Company's employees, including its Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technical Officer, provided management, finance, accounting and administrative services to Global Photonic Energy Corporation ("Global") on a part-time basis in 2002. Other employees and consultants of Global who are not employees of the Company also shared limited office space and related office supplies and services at the Company's facility in Ewing, New Jersey during 2002. The Company received no compensation from Global for these shared items and did not assign any specific value to them because the Company considers them de minimis.

   The Company employs Scott Seligsohn, the emancipated son of Sherwin Seligsohn, as an administrative assistant to Sherwin Seligsohn in his capacity as the Company's Chief Executive Officer and Chairman of the Board of Directors. Scott Seligsohn's compensation as an employee of the Company in 2002 was $81,820.64.

               COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

   Section 16(a) of the Securities Exchange Act of 1934 (the "Act") requires directors and executive officers of the Company and persons or entities beneficially owning more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission reports of beneficial ownership and reports of changes in beneficial ownership of these equity securities. Officers, directors and shareholders owning more than 10% of the Company's equity securities are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all forms they file under Section 16(a) of the Act. Based solely upon the Company's review of these copies and any amendments thereto received by the Company during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to its officers, directors and 10% shareholders were satisfied.

                             SHAREHOLDER PROPOSALS


   Shareholders may submit proposals on matters appropriate for shareholder action at the Company's next annual meeting of shareholders in accordance with regulations adopted by the Securities and Exchange Commission. If timely received, these proposals will be included in the Company's proxy statement and form of proxy for the next annual meeting. The Company must receive such proposals no later than December 30, 2003 for them to be considered for inclusion in the proxy statement and form of proxy for the Company's 2004 annual meeting. Shareholders who intend to submit proposals appropriate for shareholder action at the Company's 2004 annual meeting, but who are not seeking to have these proposals included in the Company's proxy statement and form of proxy, must submit such proposals so that the Company receives them no later than March 14, 2004. All proposals should be directed to the attention of the Secretary of the Company at the address set forth on the cover of this proxy statement.

                         ANNUAL REPORT TO SHAREHOLDERS

   A copy of the Company's 2002 Annual Report, containing financial statements for the year ended December 31, 2002, is being transmitted herewith.

   A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission and excluding any exhibits thereto, may be obtained, without charge, by contacting Sidney D. Rosenblatt, Corporate Secretary, Universal Display Corporation, 375 Phillips Boulevard, Ewing, New Jersey 08618.



                                   /s/  Sidney D. Rosenblatt
                                   --------------------------------------------
                                   Sidney D. Rosenblatt
                                   Executive Vice President, Chief Financial
                                   Officer,
                                   Treasurer and Secretary

Ewing, New Jersey
April 28, 2002

                                   Appendix A
                                   ----------


                          UNIVERSAL DISPLAY CORPORATION

          PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JUNE 26, 2003

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sherwin I. Seligsohn, Steven V. Abramson and Sidney D. Rosenblatt, jointly and severally, as proxies, each with power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of Common Stock of Universal Display Corporation held of record by the undersigned on April 17, 2003, at the Annual Meeting of Shareholders to be held on June 26, 2003, or any adjournment thereof.

PLEASE COMPLETE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN YOUR PROXY PROMPTLY

                (Continued and to be signed on the reverse side)

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                        DIRECTORS AND "FOR" PROPOSAL 2.

         PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
________________________________________________________________________________

1. Election of the seven directors proposed in the accompanying Proxy Statement, each to serve for a one-year term and until a successor is selected and qualified.

                                                              NOMINEES
     [ ]  FOR ALL NOMINEES                      [ ]      Steven V. Abramson
                                                [ ]      Leonard Becker
     [ ]  WITHHOLD AUTHORITY                    [ ]      Elizabeth H. Gemmill
            FOR ALL NOMINEES                    [ ]      C. Keith Hartley
     [ ]  FOR ALL EXCEPT                        [ ]      Lawrence Lacerte
            (See Instructions Below)            [ ]      Sidney D. Rosenblatt
                                                [ ]      Sherwin I. Seligsohn

INSTRUCTION:  To withhold authority to vote for any individual nominee(s), mark
              "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [X]

                                                                               FOR         AGAINST        ABSTAIN
2.   Amendment and Restatement of the Company's Stock Option Plan as           [ ]           [ ]            [ ]
     specified in the accompanying Proxy Statement

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted for Proposals 1 and 2. This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournment or postponement thereof.


To change the address on your account, please check the box at right and indicate your new address in ? the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.



Signature of Shareholder:______________ Date _______ Signature of Shareholder:______________ Date _______




Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                                   Appendix B
                                   ----------

                          UNIVERSAL DISPLAY CORPORATION

                            EQUITY COMPENSATION PLAN

         The purpose of the Universal Display Corporation Equity Compensation Plan (the "Plan") is to provide designated key employees (including employees who are also officers and directors) and directors who are not employees ("Non-Employee Directors") of Universal Display Corporation and its "subsidiary corporations," as that term is defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code") (hereinafter collectively referred to as the "Company") and selected consultants ("Consultants") to the Company with the opportunity to receive grants of incentive stock options, nonqualified stock options and other forms of equity compensation; provided, however, that Non-Employee Directors and Consultants shall not be eligible to receive incentive stock options under the Plan. The Company believes that the Plan will cause the participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders and will align the economic interests of the participants with those of the stockholders.

1.       ADMINISTRATION
         --------------

         The Plan shall be administered and interpreted by the Board of Directors of the Company (the "Board"), or by a committee consisting of members of the Board, which shall be appointed by the Board. During any period in which the Company's stock is publicly traded, however, the Plan may be administered by a committee (the "Committee") consisting of two or more persons, all of whom are "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations, and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Membership on the Committee shall also be structured so as to comply with applicable exchange rules. Notwithstanding the foregoing, the Board may retain the ability to ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee directors. The Board may delegate this authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the "Committee" shall be deemed to refer to such Board or such subcommittee.

         Except as otherwise specifically provided in this Plan, the Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of grants to each such individual, (iii) determine the time when the grants will be made and the duration of the exercise or restriction period, including the criteria for vesting, the acceleration of vesting, or the lapse of restriction, (iv) amend the terms of any previously issued grants; (v) select the "Valuation Expert," as defined below, and (vi) deal with any other matters arising under the Plan.

         The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in the best interest of the Company, not as a fiduciary and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.       GRANTS
         ------

         Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options" or "Stock Options"), stock awards as described in Section 8 ("Stock Awards"), stock appreciation rights as described in Section 9 ("SARs"), and performance units as described in Section 10 ("Performance Units") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing to the individual in a grant letter or other instrument or amendment thereto (the "Grant Letter").

3.       SHARES SUBJECT TO THE PLAN
         --------------------------

         Subject to the adjustment specified below, the aggregate number of shares of the common stock of the Company, par value $.01 (the "Company Stock") that have been or may be issued or transferred under the Plan is 4,600,000 shares, in the aggregate. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Stock Awards or Performance Units (including restricted Stock Awards received upon the exercise of Options) are forfeited, the shares subject to such Grants shall again be available for purposes of the Plan.

         If there is any change in the number or kind of shares of Company Stock issuable under the Plan through the declaration of stock dividends or if the value of outstanding shares of Company Stock is substantially reduced due to the Company's payment of an extraordinary dividend or distribution, or through a recapitalization, stock splits, or combinations or exchanges of such shares, or merger, reorganization or consolidation of the Company, reclassification or change in par value or by reason of any other extraordinary or unusual events affecting the outstanding Company Stock as a class without the Company's receipt of consideration, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock for which any one individual participating in the Plan may be granted over the term of the Plan, the number of shares covered by outstanding Grants, and the price per share or the applicable market value of such Grants, and the other terms and conditions of the Grants, as the Committee may deem necessary or desirable, may be proportionately adjusted by the Committee to reflect any increase or decrease in the number or kind of issued shares of Company Stock to preclude the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. The adjustments determined by the Committee shall be final, binding and conclusive. Notwithstanding the foregoing, no adjustment shall be authorized or made pursuant to this Section to the extent that such authority or adjustment would cause any Incentive Stock Option to fail to comply with Section 422 of the Code.

4.       ELIGIBILITY FOR PARTICIPATION
         -----------------------------

         All individuals employed by the Company ("Employees") (including Employees who are officers or members of the Board), all Non-Employee Directors and all Consultants whose services, in the judgment of the Committee, can have a significant effect on the long-term success of the Company shall be eligible to participate in the Plan. Except as specifically otherwise provided in this Plan, the Committee shall select the Employees, Non-Employee Directors and Consultants to receive Grants (each, a "Grantee") and determine the number of shares of Company Stock subject to a particular Grants in such manner as the Committee determines.

         Nothing contained in this Plan shall be construed to limit the right of the Company to grant options or warrants or issue stock otherwise in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including options or warrants granted to employees thereof who become Employees of the Company, or for other proper corporate purpose.

5.       GRANTING OF OPTIONS
         -------------------

         (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Company Stock that will be subject to each Stock Option grant. The maximum aggregate number of shares of Company Stock that shall be subject to Grants of Stock Options or SARs made under the Plan to any individual during any calendar year shall be 400,000 shares, subject to adjustment as described above.

         (b) Type of Option and Price. The Committee may grant Incentive Stock Options, Nonqualified Stock Options or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein; provided, however, that neither Non-Employee Directors nor Consultants shall be eligible to receive grants of Incentive Stock Options.

              The purchase price of Company Stock subject to a Stock Option shall be determined by the Committee and may be equal to, greater than, or less than the fair market value of a share of such stock on the date such Stock Option is granted; provided, however, that the purchase price of Company Stock subject to an Incentive Stock Option shall be equal to, or greater than, the fair market value of a share of such stock on the date such Stock Option is granted. During such time that the Company Stock is not listed on an established stock exchange or traded in the over-the-counter-market, the fair market value of Company Stock shall be determined by an independent firm, i.e., a firm not otherwise engaged in consulting work for the Company, unless determined otherwise by the Committee, with expertise in the valuation of business entities and the securities thereof, selected by the Committee (the "Valuation Expert") or as otherwise determined by the Committee in good faith based on the best available facts and circumstances. Such determination of fair market value shall be made on a periodic basis, but no less frequently than once a calendar year. If the Company Stock is listed upon an established stock exchange or other market source, as determined by the Committee, fair market value on any date of reference shall be the closing price of a share of Company Stock (on a consolidated basis) on the principal exchange or other recognized market source, as determined by the Committee on such date, or if there is no sale on such date, then the closing price of a share of Company Stock on the last previous day on which a sale is reported.

         (c) Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant.

         (d) Exercisability of Options. Stock Options shall become exercisable in accordance with the terms and conditions determined by the Committee, in its sole discretion, and specified in the Grant Letter. All outstanding Stock Options shall become immediately exercisable upon a Change in Control (as defined herein), unless the Committee, in its sole discretion, determines not to accelerate such Stock Options upon a Change in Control.

         (e) Manner of Exercise. The Grantee of Stock Options (the "Optionee") may exercise a Stock Option which has become exercisable by delivering a notice of exercise to the Committee with accompanying payment of the option price in accordance with (h) below. Such notice may instruct the Company to deliver shares of Company Stock due upon the exercise of the Stock Option to any registered broker or dealer designated by the Company ("Designated Broker") in lieu of delivery to the Optionee. Such instructions must designate the account into which the shares are to be deposited. The Optionee may tender this notice of exercise, which has been properly executed by the Optionee, and the aforementioned delivery instructions to any Designated Broker.

         (f) Termination of Employment, Disability or Death.

              (1) Employees.
                  ----------

                   (a) In the event the Optionee during the Optionee's lifetime ceases to be an employee of the Company for any reason other than death, disability (as defined herein), retirement approved by the Company, or termination for cause, as defined below, by the Company, any Stock Option which is otherwise exercisable by the Optionee shall terminate unless exercised within three months of the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). For purposes of this Section 5, a leave of absence at the request, or with the approval, of the Company shall not be deemed a termination of employment so long as the period of such leave does not exceed 90 days, or, if longer, so long as the Optionee's right to re-employment with the Company is guaranteed by contract. Any of the Optionee's Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases to be an employee shall terminate as of such date (except as the Board may otherwise provide).

                   (b) In the event the Optionee ceases to be an employee of the Company on account of a termination for cause by the Company, as determined in accordance with the personnel policies of the Company in effect before any Change in Control of the Company, any Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to be an employee (except as the Committee may otherwise provide).

                   (c) In the event the Optionee ceases to be an employee of the Company on account of becoming disabled within the meaning of section 22(e) of the Code, any Stock Option which is otherwise exercisable by the Optionee on the date on which the Optionee ceases to be an employee shall terminate unless exercised within one year from the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of the expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter).

                   (d) In the event of the death of the Optionee while he is an employee of the Company or within 30 days of the date on which he ceases to be an employee for any reason other than a termination for cause by the Company (or within such other period of time as may be specified in the Grant Letter), any Stock Option which is otherwise exercisable by the Optionee on the date on which the Optionee ceases to be an employee shall terminate unless exercised by the Optionee's personal representative within six months of the date on which the Optionee ceases to be an employee (or within such other period of time as may be specified in the Grant Letter), but in any event no later than the date of the expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter).

                   (e) Notwithstanding the foregoing provisions, failure to exercise an Incentive Stock Option within the periods of time prescribed under sections 421 and 422(a) of the Code shall cause the Incentive Stock Option to cease to be treated as an "incentive stock option" for purposes of sections 421 and 422 of the Code.

              (2) Non-Employee Directors and Consultants.
                  ---------------------------------------

                   (a) In the event the Optionee during the Optionee's lifetime ceases to be a Non-Employee Director or Consultant to the Company for any reason other than becoming an employee of the Company, or termination for cause, as defined below, by the Company, any Stock Option which is otherwise exercisable by the Optionee shall not terminate until the date of expiration of the option exercise period (except as the Committee may otherwise provide in the Grant Letter). Any of the Optionee's Stock Options which are not otherwise exercisable as of the date on which the Optionee ceases his relationship with the Company shall terminate as of such date (except as the Committee may otherwise provide).

                   (b) In the event the Optionee ceases to be a Non-Employee Director or Consultant to the Company on account of a termination for cause by the Company, as determined in accordance with the policies of the Company in effect before any Change in Control of the Company, any Stock Option held by the Optionee shall terminate as of the date the Optionee ceases to serve in such capacity (except as the Committee may otherwise provide).

         (g) Satisfaction of Option Price. The Optionee shall pay the option price specified in the Grant Letter in (i) cash; (ii) with the approval of the Committee, by delivering shares of Company Stock owned by the Optionee including Company Stock (including, but not limited to, shares acquired in connection with the exercise of a particular Stock Option and having a fair market value on the date of exercise equal to the option price, subject to such restrictions as the Committee may impose) (a "Stock-for-Stock Exercise"); (iii) if, as directed by the Committee, shares of Company Stock may not be sold immediately following the exercise of a Stock Option, with the proceeds of a promissory note payable by the Optionee to the Company, but only in accordance with the provisions of a loan program established by the Company, or any successor program as in effect from time to time, and only to the extent not precluded by the Sarbanes-Oxley Act of 2002 and other applicable law, (A) in a principal amount of up to 100% of the payment due upon the exercise of the Stock Option, or such applicable lower percentage as may be specified by the Board pursuant to the loan program, and
(B) bearing interest at a rate not less than the applicable Federal rate prescribed by Section 1274 of the Code, or such higher rate as may be specified by the Committee pursuant to the loan program; (iv) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board; (v) by such other method as the Committee may approve; or (vi) through any combination of (i), (ii), (iii), (iv) or (v). Any loan by the Company under
(iii) above shall be with full recourse against the Optionee to whom the loan is granted, and shall be secured in whole or in part by the shares of Company Stock so purchased. In addition, any such loan by the Company shall, at the option of the Company, become immediately due and payable in full upon termination of the Optionee's employment or position as an officer or director with the Company for any reason, or upon a sale of any shares of Company Stock acquired with such loan to the extent of the cash and fair market value of any property received by the Optionee in such sale. The Committee may make arrangements for the application of payroll deductions from compensation payable to the Optionee to amounts owing to the Company under any such loan. Until any loan by the Company hereunder is fully paid in cash, the shares of Company Stock purchased with the loan shall be pledged to the Company as security for the loan, and the Company shall retain physical possession of the stock certificates evidencing such shares together with a duly executed stock power for such shares. No loan shall be made hereunder unless counsel for the Company shall be satisfied that the loan and the issuance of the shares of Company Stock funded thereby will be in compliance with all applicable federal, state and local laws. The Optionee shall pay the option price and the amount of withholding tax due, if any, as specified by the Committee. Shares of Company Stock shall not be issued or transferred upon exercise of a Stock Option until the option price is fully paid and any amount of withholding tax is paid. Shares of Company Stock used in a Stock-for-Stock Exercise shall have been held by the Optionee for the requisite period of time to avoid "anti-pyramiding" rules or other adverse accounting consequences to the Company with respect to the Option.

         (h) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that to the extent that the aggregate fair market value of the Company Stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under the Plan or any other stock option plan of the Company exceeds $100,000, then such option as to the excess shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or parent of the Company, unless the option price per share is not less than 110% of the fair market value of Company Stock on the date of grant and the option exercise period is not more than five years from the date of grant.

         (i) Optional Purchase by the Company. In the sole discretion of the Committee, in lieu of the exercise of a Stock Option, the Optionee may be permitted to transfer the Stock Option to the Company in exchange for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options.

6.       TRANSFERABILITY OF OPTIONS
         --------------------------

         Only the Optionee or his or her authorized legal representative may exercise rights under a Stock Option. Such persons may not transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and if permitted in any specific case by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the regulations thereunder. When an Optionee dies, the personal representative or other person entitled to succeed to the rights of the Optionee ("Successor Optionee") may exercise such rights. A Successor Optionee must furnish proof satisfactory to the Company of his or her right to receive the Stock Option under the Optionee's will or under the applicable laws of descent and distribution.

         Notwithstanding the foregoing, the Committee may permit an Employee to transfer rights under a Nonqualified Stock Option to the Employee's spouse or a lineal descendant or to one or more trusts for the benefit of such family members or to partnerships in which such family members are the only partners (a "Family Transfer") provided that the Employee receives no consideration for a Family Transfer and the Grant Letter relating to the Stock Options transferred in a Family Transfer continues to be subject to the same terms and conditions that were applicable to such Stock Options immediately prior to the Family Transfer.

7.       STOCK AWARDS
         ------------

         The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Consultant under a Stock Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Stock Awards:

         (a) General Requirements. Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Grant Letter as the "Restriction Period."

         (b) Number of Shares. The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

         (c) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Letter as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Grant as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

         (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor under
Section 10. Each certificate for a share of a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares of Stock Awards until all restrictions on such shares have lapsed.

         (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Stock Awards and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

         (f) Lapse of Restrictions. All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

8.       STOCK APPRECIATION RIGHTS
         -------------------------

         (a) General Requirements. The Committee may grant stock appreciation rights ("SARs") to an Employee, Non-Employee Director or Consultant separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share exercise price of the related Option or, if there is no related Option, the fair market value of a share of Company Stock as of the date of Grant of the SAR.

         (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

         (c) Exercisability. SARs shall be exercisable during the period specified by the Committee in the Grant Letter and shall be subject to such vesting and other restrictions as may be specified in the Grant Letter. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service comparable to the provisions of Section 5(f) as related to Stock Options. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

         (d) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised, payable in cash, Company Stock or a combination thereof. The stock appreciation for an SAR is the amount by which the fair market value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

         (e) Transferability of SARs. SARs may only be transferred in situations comparable to those under Section 6 relating to the transfer of Stock Options.

9.       PERFORMANCE UNITS
         -----------------

         (a) General Requirements. The Committee may grant performance units ("Performance Units") to an Employee, Non-Employee Director or Consultant. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the fair market value of a share of Company Stock or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such units.

         (b) Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured (the "Performance Period"), performance goals applicable to such units ("Performance Goals") and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Company or its operating units, the performance of Company Stock, individual performance, or such other criteria as the Committee deems appropriate.

         (c) Payment with respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met, the value of the Performance Units (if applicable), and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Company Stock, or in a combination of the two, as determined by the Committee.

         (d) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

10.      QUALIFIED PERFORMANCE-BASED COMPENSATION
         ----------------------------------------

         (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Performance Units or Stock Awards granted to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code. The provisions of this Section 10 shall apply to Grants of Performance Units and Stock Awards that are to be considered "qualified performance-based compensation" under section 162(m) of the Code.

         (b) Performance Goals. When Performance Units or Stock Awards that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which these performance goals must be met,
(iii) the threshold, target and maximum amounts that may be paid if these goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee's business unit or the performance of the Company and its parents and subsidiaries as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

         (c) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the relevant performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of such performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

         (d) Maximum Payment. If Stock Awards or Performance Units measured with respect to Company Stock are granted, not more than 400,000 shares of Company Stock may be granted to an Employee as Performance Units or Stock Awards for any performance period. If Performance Units measured with respect to cash are granted, the maximum amount that may be paid to an Employee pursuant to Performance Units with respect to any performance period is $1,000,000.

         (e) Announcement of Grants. The Committee shall certify and announce the results for each performance period to all affected Grantees immediately following the announcement of the Company's financial results for such period. If and to the extent that the Committee does not certify that the relevant performance goals have been met, the grants of Stock Awards or Performance Units for the performance period shall be forfeited or shall not be made, as applicable.

         (f) Death, Disability or Other Circumstances. The Committee may provide that Performance Units or Stock Awards shall be payable or restrictions on Stock Awards shall lapse, in whole or in part, in the event of the Grantee's death or Disability during the relevant performance period, or under other circumstances, consistent with the Treasury regulations and rulings under section 162(m) of the Code.

11.      CHANGE IN CONTROL OF THE COMPANY
         --------------------------------

         As used herein, a "Change in Control" shall be deemed to have occurred if:

              (i) As a result of any transaction, any one stockholder other than an existing stockholder as of the effective date of the Plan, becomes a beneficial owner, as defined below, directly or indirectly, of securities of the Company representing more than 50% of the Common Stock of the Company or the combined voting power of the Company's then outstanding securities;

              (ii) A liquidation or dissolution of or the sale of all or substantially all of the Company's assets occurs; or

              (iii) After the effective date of the Plan:

                   (a) As a result of a tender offer, stock purchase, other stock acquisition, merger, consolidation, recapitalization, reverse split, or sale or transfer of assets (but excluding any sale of the Company's securities to the public pursuant to a public offering), any person or group (as such terms are used in and under Section 13(d) of the Exchange Act) other than an existing stockholder, becomes the beneficial owner (as defined in Rule 13-d under the Exchange Act), directly or indirectly, of securities of the Company representing more than 30% of the combined voting power of the Company's then outstanding securities; or

                   (b) During any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least 2/3 of the directors then still in office who were directors at the beginning of the period.

12.      CERTAIN CORPORATE CHANGES
         -------------------------

         (a) Sale or Exchange of Assets, Dissolution or Liquidation, or Merger or Consolidation Where the Company Does Not Survive. If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, at least 10 days prior to the effective date of such event, the Company shall give each Optionee with any outstanding Stock Options written notice of such event. Each such Optionee shall thereupon have the right to exercise in full any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options), within 10 days after such written notice is sent by the Company or, if a cashout of such Stock Options would not result in materially adverse accounting consequences, to require that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options. In addition, under the above circumstances all restrictions on Stock Awards shall lapse, all SARs shall become fully vested and exercisable, and all Performance Units shall be deemed fully earned.

         (b) Merger or Consolidation Where the Company Survives. If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, or in the event of the occurrence of any other Change in Control not described in subsection (a), then the Board may, in its sole discretion, elect to give each Optionee with any outstanding Stock Options written notice of such event. If such notice is given, each such Optionee shall thereupon have the right to exercise some or all of any installments of such Stock Options not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Stock Options), within 10 days after such written notice is sent by the Company or, if a cashout of such Stock Options would result in materially adverse accounting consequences, to require that the Company purchase such Stock Options for a cash payment equal to the excess over the purchase price of the then fair market value of the shares of Company Stock subject to the Optionee's outstanding Stock Options. In addition, under the above circumstances the Board may determine that all restrictions on Stock Awards shall lapse, all SARs shall become fully vested and exercisable and all Performance Units shall be deemed fully earned.

13.      AMENDMENT AND TERMINATION OF THE PLAN
         -------------------------------------

         (a) Amendment. The Board, by written resolution, may amend or terminate the Plan at any time; provided, however, that any amendment that increases the aggregate number (or individual limit for any single Grantee) of shares of Company Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b)), or modifies the requirements as to eligibility for participation in the Plan, shall be subject to approval by the shareholders of the Company.

         (b) Termination of Plan. The Plan shall terminate on the tenth anniversary of its effective date unless terminated earlier by the Board of Directors of the Company or unless extended by the Board with the approval of the stockholders.

         (c) Termination and Amendment of Outstanding Grant. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 22(b) hereof. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 22(b) hereof or may be amended by agreement of the Company and the Grantee consistent with the Plan.

         (d) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials, or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company, its successors and assigns and the Grantees and their assigns.

14.      FUNDING OF THE PLAN
         -------------------

         This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grant under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grant.

15.      RIGHTS OF INDIVIDUALS
         ---------------------

         Nothing in this Plan shall entitle any Employee, Non-Employee Director, Consultant or other person to any claim or right to be issued a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Employee, Non-Employee Director, Consultant or other person any rights to be retained by or in the employ of the Company or any other employment rights.

16.      NO FRACTIONAL SHARES
         --------------------

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.      WITHHOLDING OF TAXES
         --------------------

         The Grantee or other person receiving shares of Company Stock or other consideration under this Plan shall be required to pay to the Company the amount of any federal, state or local taxes which the Company is required to withhold with respect to the taxable income associated with such Grant or the Company shall have the right to deduct from other wages paid to the Employee by the Company (including through the withholding of Company Stock purchased upon the exercise of a Stock Option or otherwise deliverable under this Plan, if then authorized by the Committee and applicable law) the minimum amount of any withholding due with respect to such Stock Grant.

18.      AGREEMENTS WITH GRANTEES
         ------------------------

         Each Grant made under this Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve.

19.      REQUIREMENTS FOR ISSUANCE OF SHARES
         -----------------------------------

         No Company Stock shall be issued or transferred upon the exercise of any Stock Option or lapse of restrictions or payment of other Grants under this Plan hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Optionee hereunder on such Optionee's undertaking in writing to comply with such restrictions on his subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued under the Plan will be subject to such stop-transfer orders and other restrictions as may be applicable under such laws, regulations and other obligations of the Company, including any requirement that a legend or legends be placed thereon.

20.      HEADINGS
         --------

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

21.      EFFECTIVE DATE
         --------------

         (a) Effective Date of the Plan. Subject to the approval of the Company's stockholders, this Plan shall be effective as of September 1, 1995.

         (b) Effectiveness of Section 16 Provisions. The provisions of the Plan that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act shall be effective, if at all, upon registration of the Company Stock under Section 12(g) of the Exchange Act, and shall remain effective thereafter for so long as such stock is so registered.

22.      MISCELLANEOUS
         -------------

         (a) Substitute Grants. The Committee may make a Grant to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option or restricted stock grant granted by such corporation ("Substituted Stock Incentives"). The terms and conditions of the substitute grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute grants.

         (b) Compliance with Law. The Plan, the exercise of Stock Options, granting of other forms of equity compensation under the Plan and the obligations of the Company to issue or transfer shares of Company Stock with respect to Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

         (c) Ownership of Stock. A Grantee or successor shall have no rights as a shareholder with respect to any shares of Company Stock covered by a Grant until the shares are issued or transferred to the Grantee or successor on the stock transfer records of the Company.

         (d) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Letters issued under the Plan shall exclusively be governed by and determined in accordance with the law of the Commonwealth of Pennsylvania.